CONSENT LETTER

To:

Apollo Gold Corporation
5655 South Yosemite Street
Suite 200 Greenwood Village
Colorado  80111-3220
United States of America
Attention R. David Russell
By Fax:  + 1 720 482 0957
By Email: auminer01@aol.com

And To:

Linear Gold Corp.
Suite 502, 2000 Barrington Street
Halifax, Nova Scotia
B3J 3K1
Canada
Attention  Wade Dawe
By Email: wdawe@lineargoldcorp.com

March 9, 2010

Project facility agreement dated as of February 20, 2009, (as amended, restated, renewed or otherwise modified from time to time, including, without limitation, pursuant to Deferral Consents dated 28 September 2009, 30 December 2009 and 25 February 2010) among Apollo Gold Corporation (“Borrower”), as borrower, Macquarie Bank Limited  and RMB Australia Holdings Limited (together “Financiers”), as financiers and RMB Resources Inc. (“Agent”), as agent and security agent for and on behalf of the Financiers (the “PFA”)

1.            Definitions

We refer to the PFA.  Terms and expressions defined in the PFA (or defined therein by reference to another agreement) shall have the same meaning when used in this letter unless otherwise defined.

2.           Consents

2.1
The Agent consents to the Borrower entering into a transaction with Linear Gold Corp. (“Linear”) (“Transaction”) pursuant to which the Borrower will offer to acquire all the issued and outstanding common shares of Linear, the terms of which are set out in the Binding Letter of Intent between Linear and the Borrower dated 9 March 2010, a copy of which is attached hereto as Schedule “A” (“Binding Letter of Intent”), subject to the Agent being satisfied with the final terms and conditions of the “Definitive Agreements”, as that term is defined in the Binding Letter of Intent.

3.           Additional Event of Default

Notwithstanding any of the other terms of this letter, each of the Borrower and Linear hereby agrees in favour of the Agent that a breach of any representation or warranty provided by the Borrower or Linear in this letter or of any term or condition of this letter, or any failure by any of them to comply with the terms of this letter shall constitute an Event of Default for the purposes of the PFA.

4.           Non-Acceleration

(a)
Subject to paragraph (b) below, prior to the earlier of: (i) the date on which the Agent determines, acting reasonably, that the Transaction has been terminated or will not be completed, (ii) March 31, 2010, if the Definitive Agreement (as that term is defined in the Binding Letter of Intent) and any other documents necessary to effect the Transaction (together “Definitive Agreements”) (in form and substance satisfactory to the Agent, acting reasonably) have not been executed by this date, and (iii) September 30, 2010 (the relevant date being the “Standstill End Date”), the Agent hereby agrees not to make demand, accelerate payment of the Secured Moneys, enforce any Security or enforce any other remedies set out in clause 13.2 or 13.5 of the PFA unless and until an Override Event has occurred and is continuing.   An “Override Event” means any event described in Schedule “B” hereto.

(c)
For the avoidance of doubt, on and from the Standstill End Date, the Agent is permitted to make demand, accelerate payment of the Secured Moneys, enforce any Security or enforce any other remedies set out in clause 13.2 or 13.5 of the PFA as a result of any Event of Default or Review Event (in each case that has occurred and is continuing on the Standstill End Date), regardless of whether it initially occurred prior to the date hereof, between the date hereof and the Standstill End Date, or following the Standstill End Date.

(d)	For the purposes of this letter of consent, the Transaction shall be “completed” upon the date (“Transaction Completion Date”) on which it is consummated in accordance with its terms.

5.           Amendments to the PFA

Each of the Agent, acting on the instructions of the Financiers, and the Borrower agree that the PFA is amended as follows:

(a)	Clause 1.1 is amended by adding the following definitions in the appropriate order:

Binding Letter of Intent means the Binding Letter of Intent between Linear Gold Corp. and the Borrower dated 8 March 2010.

Private Placement has the meaning given to that term in the Binding Letter of Intent.

Transaction means the transaction between the Borrower and Linear Gold Corp. pursuant to which the Borrower will offer to acquire all the issued and outstanding common shares of Linear Gold Corp., the terms of which are set out in the Binding Letter of Intent.

Transaction Completion Date means the date on which the Transaction is consummated in accordance with its terms.

(b)	The Repayment Schedule in Schedule 3 shall be deleted and the following new Repayment Schedule shall be inserted:

Repayment Date	Repayment Amount
The earlier of 2 Business Days following completion of the Private Placement and 19 March 2010	US$	10,000,000
The earlier of 2 July 2010 and the date that is 2 Business Days following the Transaction Completion Date	US$	10,000,000
The earlier of 30 September 2010 and the date on which the proceeds from any one or more equity raisings following the Transaction Completion Date equals US$10,000,000	US$	10,000,000
31 December 2010	US$	5,000,000
31 March 2011 – 31 March 2013 with the Repayment Dates to be agreed between the Borrower and the Agent by no later than 30 September 2010 to reflect the Cashflow Model that is approved by the Agent. In the absence of agreement between the Borrower and the Agent by 30 September 2010, the Secured Moneys shall be due and payable on 31 December 2010.	US$	35,000,000

(c)	Clause 8.2(e) (“Project Completion”) shall be amended by deleting the reference to “31 October 2009” and replacing it with “30 September 2010”.

(d)	Clause 9.2(f) (“Project Completion Test”) shall be amended by deleting the reference to “31 March 2010” and replacing it with “30 September 2010”;

(e)	Clause 12.2(a) (“Debt Service Reserve Account”) shall be amended by deleting the reference to “31 March 2010” and replacing it with “30 September 2010”.

(f)	Clause 13.5(a)(3) (“Review Event”) shall be amended by deleting the reference to “31 October 2009” and replacing it with “30 September 2010”.

(g)
Schedule 4 shall be amended by deleting the reference to “1 May 2009 until 31 October 2009” and replacing it with “1 April 2010 to 30 September 2010”, deleting the reference to “31 October 2009” and replacing it with “30 September 2010” and deleting the reference to “31 March 2009” and replacing it with “1 April 2010”.

6.           Miscellaneous

6.1	The amendments to the PFA set out in sections 4 and 5 of this letter are subject to the execution and delivery by the Borrower and Linear of this letter.

6.2	Each of the consents and agreements given by the Agent in sections 2 and 4 of this letter are subject to:

(a)	each of the other provisions of this letter;

(b)	the execution and delivery by the Borrower and Linear of this letter;

(c)	the Apollo Support Agreement (as that term is defined in the Binding Letter of Intent) being delivered by the Borrower in a form and substance satisfactory to the Agent;

(d)	any press releases or public statements made with respect to the Transaction that refer to the Financiers must be approved by the Financiers, acting reasonably, prior to them being issued or released;

(e)	the Agent, acting reasonably, approving the form and substance of the Definitive Agreements and the Definitive Agreements being executed by no later than 31 March 2010;

(f)	the Agent, acting reasonably, being satisfied that the Transaction will not cause a breach, default or event of default under the terms of any of the Project Documents;

(g)
the Agent, acting reasonably, being satisfied that the completion of the Transaction will not have any material negative tax implications for Apollo, Linear and each of their direct and indirect subsidiaries;

(h)
the Agent being satisfied, acting reasonably, that immediately following the Transaction Completion Date, and after making the payment of US$10,000,000 contemplated by the second row of the amended Repayment Schedule, the Borrower has cash on hand of not less than CAD$10,000,000;

(i)	no representation under the Definitive Agreements being incorrect when made in any material respect;

(j)	there being no material amendment to the Definitive Agreements;

(k)	there being no material breach of a covenant or waiver of a material condition precedent under the Definitive Agreements; and

(l)	at completion of the Transaction, the Agent, acting reasonably, being satisfied that:

(1)
Linear and its direct and indirect subsidiaries have no material financial indebtedness and no material obligations other than (i) those disclosed in Linear’s interim financial statements for the period ending 31 December 2009 as filed on SEDAR, or (ii) costs and expenses arising in connection with the Transaction; and

(2)
Linear, its direct and indirect subsidiaries and each of their respective assets are free from encumbrances, liens and any other forms of security, other than those disclosed in Linear’s interim financial statements for the period ending 31 December 2009 as filed on SEDAR and other than those that are immaterial and incurred in the normal course of business.

If any of the terms or conditions set out in this paragraph 6.2 are breached or not satisfied, the consents and agreements given by the Agent in sections 2 and 4 of this Agreement shall be withdrawn and shall be have no further effect.

6.3
With respect to the payment of US$10,000,000 due under the Repayment Schedule on the earlier of 30 September 2010 and the date on which the proceeds from any one or more equity raisings following the Transaction Completion Date equals US$10,000,000, the Agent and the Financiers agree that, if the Agent is satisfied that the Borrower has diligently pursued marketing efforts and taken all other steps necessary to complete an equity raising on or before 30 September 2010, the Agent and the Financiers will not unreasonably withhold their consent to a request from the Borrower to extend the date for repayment of this amount to a date that is no later than December 31, 2010, provided that the Borrower can provide evidence satisfactory to the Financiers, acting reasonably, (including, without limitation, by the delivery of opinions from the relevant equity underwriter or agent) confirming that the equity raising is likely to be completed prior to 31 December 2010.

6.4
The Financiers acknowledge that a condition to the completion of the Private Placement will be that the Financiers enter into agreements acknowledging that they will support the Transaction (“Support Agreements”) and agreements restricting their ability to sell or transfer any common shares of the Borrower (“Apollo Common Shares”) and warrants with respect to the Apollo Common Shares (“Apollo Warrants”) that they may hold until December 31, 2010 (“Lock Up Agreements), on terms and conditions that are usual and customary for agreements of this type, including standard carve outs including, without limitation carve outs for acceptance of superior proposals, and in a form and substance satisfactory to the Financiers, acting reasonably.  It is noted that any support agreement entered into by Macquarie Bank Limited (“Macquarie”) will only apply to and impose restrictions on the Fixed Income, Currencies and Commodities Group (“FICC”) of Macquarie.

6.5	Macquarie represents and warrants that FICC holds:

(a)	4,000,000 Apollo Common Shares;

(b)	2,000,000 Apollo Warrants with an exercise price of CAD$0.65 and an expiry date of 24 July 2011;

(c)	21,307,127 Apollo Warrants with an exercise price of CAD$0.221 and an expiry date of December 10, 2012; and

(d)	23,198,336 Apollo Warrants with an exercise price of CAD$0.252 and an expiry date of February 20, 2013.

6.6	RMB Australia Holdings Limited (“RMB”) represents and warrants that RMB holds:

(a)	4,716,800 Apollo Common Shares; and

(b)	1,000,000 Apollo Warrants with an exercise price of CAD$0.65;

(c)	21,307,127 Apollo Warrants with an exercise price of CAD$0.221; and

(d)	11,637,775 Apollo Warrants with an exercise price of CAD$0.252.

6.7	Save as expressly set out in this letter, nothing in this letter shall be deemed to:

(a)	be an amendment to the terms of any Transaction Document;

(b)	be a waiver of or consent by the Agent or the Financiers to any breach or potential breach (present or future) of any provision of the Transaction Documents;

(c)	be any waiver of an Event of Default, potential Event of Default or Review Event;

(d)	prejudice or adversely affect any right, power, authority, discretion or remedy arising under any Transaction Document; or

(e)	discharge, release or otherwise affect any liability or obligation arising under any Transaction Document,

and the Agent and the Financiers otherwise reserve all of their rights under the Transaction Documents.

6.8	Notwithstanding section 4 of this letter, a Finance Party is entitled at any time to take action which it considers to be necessary to:

(a)	defend any action or proceeding brought against it by the Borrower or Linear to preserve or clarify its contractual rights which are being disputed by the Borrower or Linear; or

(b)	for the purposes of protecting or preserving any Security other than any actions prohibited by this agreement.

6.9	The Borrower ratifies and confirms the PFA and each other Transaction Document, as amended herein.

6.10	The Borrower acknowledges and agrees with the Finance Parties that:

(a)	the Agent and the Financiers have provided this letter at the request and for the benefit of the Borrower; and

(b)
its obligations to the Agent and the Financiers under the PFA and the other Transaction Documents, or otherwise, are and continue to be secured by the Securities and, without limitation, all amounts owing by it to the Agent and the Financiers under the Facility Agreement and the other Transaction Documents or otherwise comprise part of the Secured Moneys.

6.11	The Borrower and Linear acknowledge and agree that upon the Transaction Completion Date, Linear and its direct and indirect subsidiaries shall be Transaction Parties under the PFA.

6.12
Pursuant to clause 16.4 (“Costs and Expenses”) of the PFA, the Borrower shall reimburse the Finance Parties for the amount of all reasonable costs and expenses (including legal fees) incurred by the Finance Parties in connection with this letter, the Lock Up Agreements and the Support Agreements.

6.13	This letter shall constitute a Transaction Document for the purpose of the PFA.

6.14
This letter constitutes the entire agreement and understanding of the parties with respect to the subject matter of this letter, and supersedes all oral communications and prior writings with respect thereto.

6.15	This letter may be signed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

6.16	This letter shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada which are applicable in the Province of Ontario.

Please indicate your acceptance of the terms and conditions contained in this letter by countersigning the copy of this letter where indicated below.

[Signature page to follow on next following page]

SIGNED FOR RMB RESOURCES INC. IN ITS CAPACITY AS AGENT by Rick Winters	) ) ) ) ) ) ) ) ) )	/s/ Rick Winters Signature of Rick Winters

SIGNED FOR RMB AUSTRALIA HOLDINGS LIMITED, IN ITS CAPACITY AS FINANCIER by Greg Gay	) ) ) ) ) ) ) ) ) )	/s/ Grey Gay Signature of Greg Gay

SIGNED FOR MACQUARIE BANK LIMITED, IN ITS CAPACITY AS FINANCIER by its duly appointed attorneys under power of attorney dated October 27, 2009	) ) ) ) ) ) ) ) ) )	/s/ Richard Crookes Signature of Attorney /s/ Margot Branson Signature of Attorney

In consideration of the Agent, on behalf of and on the instructions of the Financiers, entering into and delivering the foregoing consent letter, the Borrower hereby accepts and agrees to the foregoing and undertakes to the Agent, for and on behalf of the Financiers, as follows:

(a)
to use its commercial best endeavours to complete the Private Placement to Linear of 62,500,000 Apollo Common Shares at a price of CAD$0.40 per Apollo Common Share to raise CAD$25,000,000 (“Private Placement”)  and to pay the proceeds from the Private Placement, less the amount referred to in paragraph (b) below, into the Proceeds Account by 19 March 2010;

(b)
on the earlier of 2 Business Days following completion of the Private Placement and 19 March 2010, to repay US$10,000,000 under the Facility as contemplated by the amended Repayment Schedule set out in the foregoing consent letter;

(c)
upon request from the Agent in writing, to close out foreign exchange hedging contracts entered into by the Borrower to generate close out proceeds of US$5,000,000, and apply all of those proceeds as a prepayment of the Principal Outstanding under the Facility in accordance with clause 3.6 of the PFA.  The Agent agrees that it will not issue a notice requesting close out of any foreign exchange hedging contracts unless such a close out will generate proceeds of not less than US$5,000,000 and it will only request close out of the foreign exchange hedging contracts to the extent required to generate proceeds of US$5,000,000.  The Borrower agrees that the proceeds generated from the close out of these contracts will be applied to the repayments due under the Repayment Schedule in reverse order of maturity;

(d)
by 30 April 2010, to deliver to the Agent a detailed combined corporate and project budget for the period to 31 December 2010, that is consistent with, but in more detailed form than, the cashflow budget delivered to the Agent dated 28 February 2010 (“Interim Budget”).  The Borrower agrees that for the period from the date of receipt of the Interim Budget to 30 September 2010, all references to the “Cashflow Model” and the “Corporate Budget” in the PFA shall be read as references to the Interim Budget and that the Borrower will not amend the Interim Budget without the prior written consent of the Agent;

(e)
throughout the period from the date of receipt of the Interim Budget to 30 September 2010, to demonstrate to the reasonable satisfaction of the Agent that there are sufficient funds available to the Borrower, from cashflows from the Project, from the Borrower’s project cash reserves, and from other sources that are approved by the Agent, to fund the development, maintenance and operation of the Project and other corporate working capital requirements as contemplated in the Interim Budget;

(f)
on the earlier of 2 July 2010 and the date that is 2 Business Days after the date on which the Transaction is completed, to repay US$10,000,000 under the Facility as contemplated by the amended Repayment Schedule set out in the foregoing consent letter;

(g)
to complete the Technical Review of the Project, in a form and substance satisfactory to the Financiers, including (i) finalization of a new resource model; (ii) determination of appropriate cut off grades for the open pit and underground resources; and (iii) optimisation of the open pit and underground mine planning, by no later than 31 May 2010;

(h)
to deliver a revised Cashflow Model to the Agent, for review and approval by the Agent (acting on the instructions of the Financiers), that otherwise satisfies the requirements of the PFA, by no later than 31 May 2010 and to work with the Agent to ensure that the Cashflow Model is in a form and substance acceptable to and approved by the Agent (acting on the instructions of the Financiers) for the purposes of the PFA by 30 September 2010;

(i)
within 2 Business Days following the Transaction Completion Date, pay the balance of any cash held by Linear and its directly or indirectly held subsidiaries, less that amount referred to in paragraph (f) above, into the Proceeds Account other than amounts held in working capital accounts in the jurisdictions outside Canada in which Linear does business, such amount not to exceed CAD $500,000;

(j)	to comply with all directions of the Agent so that within 60 days following completion of the Transaction:

(1)
the Finance Parties have registered first ranking security over all of the assets of the Borrower (including any successor entity by way of the Transaction) to secure the Secured Moneys and the Obligations (as that term is defined in the General Security Agreement dated 10 December 2008 between the Security Agent and the Borrower) (“Obligations”) which shall include a first ranking share pledge over all of the issued share capital of Linear; and

(2)	Linear and each of Linear’s direct and indirect subsidiaries become Guarantors and Transaction Parties under the terms of the Transaction Documents; and

(3)	the Finance Parties have registered first ranking security over all of the assets of Linear and Linear’s direct and indirect subsidiaries to secure the Secured Moneys and the Obligations;

(k)
on the earlier of 30 September 2010 and the date on which the proceeds from any one or more equity raisings post completion of the Transaction equals US$10,000,000, to repay US$10,000,000 under the Facility as contemplated by the amended Repayment Schedule set out in the foregoing consent letter, which is subject to s. 6.3 of such letter;

(l)
by 30 September 2010, to agree with the Agent appropriate amendments to the Repayment Schedule to reflect the Cashflow Model that is approved by the Agent in accordance with paragraph (g) above.  In the absence of agreement between the Borrower and the Agent by 30 September 2010, the Secured Moneys shall be due and payable on 31 December 2010;

(m)
to demonstrate to the Agent that the Cashflow Model that is approved by the Agent in accordance with paragraph (h) above reflects that there are sufficient funds available to the Borrower, from cashflows from the Project, from the Borrower’s project cash reserves, and from other sources that are approved by the Agent, to fund the development, maintenance and operation of the Project and other corporate working capital requirements;

(n)	on 31 December 2010 and on each subsequent Repayment Date, to repay the Repayment Amounts contemplated by the amended Repayment Schedule set out in the foregoing consent letter;

(o)	to continue to deliver the required ounces of Product into the Price Protection Program; and

(p)	to deliver the monthly reports contemplated by clause 9.6(c) of the PFA no later than 30 days after the end of each calendar month;

(q)
subject to applicable laws, to notify the Lenders of the receipt of any Acquisition Proposal (as that term is defined in the Binding Letter of Intent) by Apollo, and provide details of each Acquisition Proposal, by no later than the Business Day following receipt of any Acquisition Proposal by Apollo;

(r)	to comply with all provisions under the PFA and the Transaction Documents.

ACCEPTED AND AGREED THIS 9TH DAY OF MARCH, 2010

APOLLO GOLD CORPORATION
By:	/s/ R. David Russell
Per:

In consideration of the Agent, on behalf of and on the instructions of the Financiers, entering into and delivering the foregoing consent letter, Linear hereby accepts and agrees to the foregoing and:

1)           undertakes to the Agent, for and on behalf of the Financiers, as follows:

(a)	to use its commercial best endeavours to accept and complete the Private Placement of 62,500,000 Apollo Common Shares at a price of CAD$0.40 per Apollo Common Share by 19 March 2010;

(b)	to use its best endeavours to complete the Transaction by 30 June 2010;

(c)	to comply with all reasonable directions of the Agent so that within 60 days following completion of the Transaction:

(1)
the Finance Parties have registered, first ranking security over all of the assets of the Borrower (including any successor entity by way of the Transaction) to secure the Secured Moneys and the Obligations (as that term is defined in the General Security Agreement dated 10 December 2008 between the Security Agent and the Borrower) (“Obligations”) which shall include a first ranking share pledge over all of the issued share capital of Linear; and

(2)	Linear and each of Linear’s direct and indirect subsidiaries become Guarantors and Transaction Parties under the terms of the Transaction Documents; and

(3)	the Finance Parties have registered, first ranking security over all of the assets of Linear and Linear’s direct and indirect subsidiaries to secure the Secured Moneys and the Obligations;

(d)
within 2 Business Days following the Transaction Completion Date, pay the balance of any cash held by Linear and its directly or indirectly held subsidiaries, less that amount referred to in paragraph (f) of Apollo’s undertakings, into the Proceeds Account, other than amounts held in working capital accounts in the jurisdictions outside Canada in which Linear does business, such amount not to exceed CAD $500,000;

2)	represents and warrants to the Agent, for and on behalf of the Financiers, as follows:

(a)	as at Friday, 5 March 2010, Linear had a balance of cash on hand of CAD$39,750,000;

(b)
Linear and its direct and indirect subsidiaries have no material financial indebtedness and no material obligations other than those (i) disclosed in Linear’s interim financial statements for the period ending 31 December 2009 as filed on SEDAR, or (ii) costs and expenses arising in connection with the Transaction;

(c)
Linear, its direct and indirect subsidiaries and each of their respective assets are free from encumbrances, liens and any other forms of security other than those disclosed in Linear’s interim financial statements for the period ending 31 December 2009 as filed on SEDAR and other than those that are immaterial and incurred in the normal course of business;

(d)
there has been no material change to the financial position, including the current and long term liabilities, of Linear and its direct and indirect subsidiaries from that set out in the financial statements of Linear for the period to 31 December 2009 that have been filed with SEDAR.

ACCEPTED AND AGREED THIS 9TH DAY OF MARCH, 2010

LINEAR GOLD CORP.
By:	/s/ Wade Dawe
Per:

SCHEDULE “A”

LETTER OF INTENT

SCHEDULE “B”

OVERRIDE EVENTS

(a)	letter misrepresentation: any representation or warranty provided by the Borrower or Linear in the letter to which this schedule is Schedule “B” shall prove to have been incorrect when made;

(b)	breach of letter covenant: the Borrower or Linear fail to perform any undertaking or obligation set out in the letter to which this schedule is Schedule “B”;

(c)	breach of covenant: a Transaction Party fails to perform any undertaking or obligation of it (other than an obligation under paragraph (d) below):

(1)	under any of the Transactions Documents other than the PFA; or

(2)
sections 3, 4, 5, 6, 7.3, 7.4, 9.1, 9.2(a), 9.2(c), 9.2(d), 9.2(i), 9.3, 9.4(a), 9.4(c), 9.4(d), 9.8, 9.9, 9.12(a), 9.12(b), 9.12(c), 9.13, 9.14(a), 9.16(a), 9.16(c), 9.16(d), 9.16(e), 9.17(b), 9.18(a), 9.18(b), 9.18(c), 9.19, 9.22, 9.23, 9.26, 9.29, 10, 12.1(a), 12.1(c), 12.1(d), 12.3 and 12.4;

and that failure:

(3)	is not in the opinion of the Agent (acting on the instruction of all Financiers) remediable; or

(4)
is in the opinion of the Agent remediable, and the Transaction Party does not remedy the failure within 10 Business Days after the Transaction Party becomes aware of that failure or receives a notice from the Agent specifying the failure (whichever occurs first);

(d)
failure to pay: a Transaction Party fails to pay or repay any part of the Secured Moneys when due and payable by it, including as the payment or repayment schedule for such Secured Moneys has been amended by the letter to which this schedule is Schedule “B”;

(e)	Mining Rights:

(1)	a Mining Right is terminated or otherwise ceases to be in full force and effect; or

(2)	a Mining Right is abandoned, terminated or otherwise determined in the opinion of the Agent (acting on the instructions of all Financiers) to be invalid or owned by a person other than the Borrower;

(f)	Current Ratio: the Current Ratio is less than 1.2:1 at any time after the Transaction Completion Date and without taking into account any amounts owing under the PFA;

(g)	Minimum Proceeds Account Balance: the balance in the Proceeds Account at any time is less than US$5,000,000;

(h)	Authorisations: the Borrower fails to maintain and comply in all material respects with all applicable Authorisations that relate to the development, construction and operation of the Project;

(i)	abandonment: all or any material part of the Project is abandoned or placed on a ‘care and maintenance’ basis for more than 5 consecutive days;

(j)
destruction of Secured Property: all or a material part of its Secured Property is destroyed, lost or damaged beyond repair or proves to be materially defective in circumstances not covered fully by any insurance in favour of a Transaction Party;

(k)
expropriation: all or a material part of the Secured Property is seized, nationalised, compulsorily acquired or expropriated by, or by order of, a Government Agency or under any law or a Government Agency orders the sale, vesting or divesting of all or a material part of the Secured Property, or a restraint, restriction, prohibition, intervention, law, decree or other order of a Government Agency or any other matter or thing occurs which wholly or partially prevents or hinders, in a material way:

(1)	the performance by a Transaction Party of any of its obligations under a Document; or

(2)	the construction, development or operation of the Project or the Project Assets;

(l)
misrepresentation: any representation or warranty or statement made, or taken to have been made, of a Transaction Party under or in connection with a Transaction Document is found to have been incorrect or misleading when made or repeated, or taken to have been made or repeated, unless rectified within 20 Business Days of that representation or warranty or statement having been made or taken to have been made;

(m)
acceleration of payments: a Transaction Party does anything which constitutes an event, whatever called, which causes or enables the acceleration of a payment to be made under a Document, or the enforcement or termination or rescission of a Document;

(n)	cross default: any Financial Indebtedness of a Transaction Party in an amount in excess of US$500,000:

(1)	becomes due and payable, or becomes capable of being declared due and payable, before the scheduled date for payment; or

(2)	is not paid when due (after taking into account any applicable grace period);

(o)	Encumbrance: any Encumbrance is enforced, or becomes capable of being enforced, against a material asset of a Transaction Party;

(p)
judgment: a judgment in an amount exceeding US$500,000 is obtained against a Transaction Party and that judgement has not been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within 10 Business Days from the entry of that judgment;

(q)
execution: a distress, attachment, execution or other process of a Government Agency is issued against, levied or entered upon an asset of a Transaction Party in an amount exceeding US$500,000 and is not set aside or satisfied within 10 Business Days;

(r)	winding up: any of the following occur:

(1)	an application is made by a Person other than a Transaction Party, and is not withdrawn, dismissed, discontinued or set aside within 10 Business Days;

(2)	an application is made by a Transaction Party;

(3)	an order is made; or

(4)	a resolution is passed or any steps are taken to pass a resolution,

for the winding up of any Transaction Party;

(s)	administration, liquidation, receivership etc: any of the following occur:

(1)
an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee, monitor, controller or similar official is appointed, or any steps are taken to that appointment, except an application made to a court by a Person other than a Transaction Party for the purposes of appointing such a person which is disputed by a Transaction Party acting diligently and in good faith and dismissed within 10 Business Days; or

(2)
a resolution to appoint an administrator, liquidator, provisional liquidator, receiver, receiver and manager, official manager, trustee, monitor, controller or similar official is passed, or any steps are taken to pass a resolution to that appointment, except an application made to a court by a Person other than a Transaction Party for the purposes of appointing such a person which is disputed by a Transaction Party acting diligently and in good faith and dismissed within 10 Business Days, to a Transaction Party or over the assets of a Transaction Party;

(t)
deregistration: a Transaction Party is deregistered, or any steps are taken to deregister a Transaction Party under any applicable law and such deregistration is reasonably likely to have a Material Adverse Effect.  For the avoidance of doubt, if any of the Borrower, Linear or 7153945 Canada Inc. is deregistered, or any steps are taken to deregister any of them, it shall be deemed to have a Material Adverse Effect;

(u)	suspends payment: a Transaction Party suspends payment of its debts generally;

(v)	insolvency: a Transaction Party:

(1)
commits an act of bankruptcy under the Bankruptcy and Insolvency Act (Canada), or makes an assignment of its property for the general benefit of its creditor under the Bankruptcy and Insolvency Act (Canada), or makes a proposal (or files a notice of its intention to do so), under the Bankruptcy and Insolvency Act (Canada);

(2)	is unable to pay its debts when they are due;

(3)	states that it is insolvent or unable to pay its debts when they are due; or

(4)	is presumed to be insolvent or becomes insolvent under administration as defined or recognised under any applicable law, or action is taken which could result in those events;

(w)
arrangements: a Transaction Party enters into or resolves to enter into any arrangement, composition or compromise with, or assignment for the benefit of, any of its creditors, other than the Transaction;

(x)	reorganisation: a Transaction Party implements a merger, demerger or scheme of arrangement with any person where the Transaction Party would not be the surviving party;

(y)
amendment of constituent documents: the memorandum and articles of association, constitution or other constating documents (including a by-law) of a Transaction Party are amended in a manner that has, or is reasonably likely to have, a Material Adverse Effect;

(z)
ceasing business: a Transaction Party ceases to carry on business and such cessation is reasonably likely to have a Material Adverse Effect.  For the avoidance of doubt, if any of the Borrower, Linear or 7153945 Canada Inc. ceases to carry on business it shall be deemed to have a Material Adverse Effect;

(aa)
de-listing on TSX / reporting issuer status: except with the prior written consent of the Agent (acting on the instructions of all Financiers), the Borrower ceases to have its ordinary shares listed for trading on the TSX or ceases to be a reporting issuer under the Securities Laws of any province of Canada (other than Quebec);

(bb)
de-listing on the AMEX: except with the prior written consent of the Agent (acting on the instructions of all Financiers), the Borrower ceases to have its ordinary shares listed for trading on the AMEX;

(cc)	unenforceability:

(1)	a material provision of a Document is illegal, void, voidable or unenforceable;

(2)	any person becomes entitled to terminate, rescind or avoid any material provision of any Document; or

(3)	the execution, delivery or performance of a Document by a Transaction Party breaches or results in a contravention of any law;

(dd)	Material Adverse Effect:, following, the Transaction Completion Date, any event occurs which has or is reasonably likely to have a Material Adverse Effect; or

(ee)
jurisdictional equivalent: anything analogous or having a substantially similar effect to any of the events specified in clauses (r), (s), (t), (u), (v), (w) or (x)happens under the law of any applicable jurisdiction, as amended.